SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2001

USinternetworking, Inc. (Exact Name of Registrant as Specified in Charter)

25737 (Commission File No.)

52-2078325 (IRS Employer Identification No.)

Delaware (State or Other Jurisdiction of Incorporation)

One USi Plaza Annapolis, Maryland 21404-7478 (Address of Principal Executive Offices)

(410) 897-4400 (Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

      On June 18, 2001 USinternetworking, Inc. (“the Company”), and Acqua Wellington North American Equities Fund, Ltd. (“Acqua Wellington”) entered into an Amended and Restated Common Stock Purchase Agreement, effective as of November 13, 2000. The amended and restated agreement reduced the aggregate amount of common stock that can be purchased under the agreement to $60,800,000. The amended and restated agreement also reduced from $3.00 to $1.00 the minimum per share trading price of the Company’s common stock at which Acqua Wellington is obligated to purchase under the agreement.

      The foregoing description is qualified in its entirety by reference to the Amended and Restated Common Stock Purchase Agreement, dated as of November 13, 2000, by and between the Company and Aqua Wellington which is incorporated herein by reference.

ITEM 7. EXHIBITS

              (c) Exhibits.

10.1.	Amended and Restated Common Stock Purchase Agreement, effective as of November 13, 2000, by and between the Company and Aqua Wellington, filed as Exhibit 4.5 to Registration Statement Number 333-47858 filed by the Company on June 18, 2001 and incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By: /s/William T. Price
Name: William T. Price
Title: Vice President, General Counsel & Secretary

Date: June 18, 2001